Exhibit 10-5-2
GANNETT CO., INC.
TRANSITIONAL COMPENSATION PLAN
As amended and restated August 7, 2007
Amendment No. 2
Gannett Co., Inc. hereby makes the following clarifying amendment to the Gannett Co., Inc. Transitional Compensation Plan, as amended and restated August 7, 2007, (the “Plan”), as follows:
1. Section 6(g) of the Plan is amended by adding the following new sentence to the end thereof:
In all instances, the Date of Termination shall mean the date of the Participant’s separation from service within the meaning of Section 409A.
2. Section 21 of the Plan is amended by adding the following new sentence to the end thereof:
For purposes of this Plan, any reference to “termination of employment” or similar term shall mean a “separation from service” within the meaning of Section 409A, and all in-kind benefits and reimbursements provided under the Plan shall be paid in accordance with the requirements of Treasury Regulation Section 1.409A-3(i)(iv).
IN WITNESS WHEREOF, Gannett Co., Inc. has caused this Amendment to be executed by its duly authorized officer as of December 22, 2010.

GANNETT CO., INC.
By:	/s/ Roxanne V. Horning
	Name:	Roxanne V. Horning
	Title:	Senior Vice President/Human Resources